CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 5 to the Registration Statement of Great American Reserve Variable Annuity
Account E (the "Account") on Form N-4 (File Nos. 33-74092 and 811-8288) of:

(1) Our report dated February 23, 1998, on our audits of the financial statements of the Account; and

(2) Our report dated April 20, 1998, on our audits of the financial statements of Great American Reserve Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants."

                                          /S/ COOPERS & LYBRAND L.L.P.
                                          -----------------------------
                                          Coopers & Lybrand L.L.P.

Indianapolis, Indiana
April 21, 1998